SEVENTH AMENDMENT AGREEMENT AND WAIVER

dated as of January 10, 2022

among

MOGO FINANCE TECHNOLOGY INC.
as Borrower

Mogo Financial Inc., Mogo Financial (B.C.) Inc., Mogo Financial (Alberta) Inc. and Mogo Financial (Ontario) Inc.

as Originating Subsidiaries

Carta Solutions Holdings Corporation, as a Guarantor

Mogo Inc.

as Parent

DB FSLF 50 LLC
as Administrative Agent, Collateral Agent and Sole Lead Arranger

ADDITIONAL INDEMNITORS

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SEVENTH AMENDMENT AGREEMENT AND WAIVER

This SEVENTH AMENDMENT AGREEMENT (this “Amendment and Waiver”), dated as of January 10, 2022, is entered into by and among MOGO FINANCE TECHNOLOGY INC. (the “Borrower”), MOGO FINANCIAL INC. (“MOGO Financial”), MOGO FINANCIAL (B.C.) INC. (“MOGO B.C.”), MOGO FINANCIAL (ALBERTA) INC. (“MOGO Alberta”) and MOGO FINANCIAL (ONTARIO) INC. (“MOGO Ontario”, and collectively with MOGO Financial, MOGO B.C. and MOGO Alberta, the “Originating Subsidiaries”), CARTA SOLUTIONS HOLDINGS CORPORATION (“Carta”), MOGO INC. (“Parent”) and DB FSLF 50 LLC (“DB FSLF”), as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent (in such capacity, the “Collateral Agent”), and as sole Lead Arranger (in such capacity, the “Arranger”) and the Additional Indemnitors.

RECITALS:

WHEREAS, pursuant to that certain Amended and Restated Revolving Credit and Guarantee Agreement dated as of July 16, 2019 among the Borrower, the Parent, the Originating Subsidiaries, the Administrative Agent, the Collateral Agent, the Arranger, the Additional Indemnitors and the lenders party thereto from time to time (the “Lenders”), as amended by that First Amendment Agreement dated as of December 31, 2019, as further amended by that Second Amendment Agreement dated as of March 30, 2020, as further amended by that Third Amendment Agreement dated as of April 15, 2020, as further amended by that Fourth Amendment Agreement dated as of June 29, 2020, as further amended by that Fifth Amendment Agreement dated as of January 25, 2021, as further amended by that Sixth Amendment Agreement dated as of December 16, 2021, as may be further amended, modified or restated from time to time (the “Credit Agreement”) the Lenders agreed to make certain financial accommodations available to the Borrower;

WHEREAS the Borrower has advised the Lenders of an Event of Default pursuant to (i) Section 7.1(k) of the Credit Agreement as a result of David Feller and Greg Feller ceasing to collectively beneficially own and control greater than 7% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Parent (the “Change of Control Default”) and (ii) Section 7.1(d) of the Credit Agreement as a result of Parent’s completion of a USD$500,000 investment in LB-Alpha LLC on or about December 21, 2021, which is prohibited pursuant to Section 6.3(c) and 6.4(iii) of the Credit Agreement (collectively with the Change of Control Default, the ”Existing Defaults”);

WHEREAS the Lenders have agreed to waive the Existing Defaults;

WHEREAS the parties hereto desire to enter into this Amendment and Waiver to modify certain of the terms and provisions of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

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ARTICLE 1

WAIVER

1.1
The Lenders hereby waives the Existing Defaults.
1.2
The foregoing waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement, any other Credit Document or the Related Agreements, (b) a waiver of or consent to any breach or any Event of Default (other than the Existing Defaults) under the Credit Agreement, any other Credit Document or the Related Agreements, or (c) a waiver, release, or limitation upon the exercise by Administrative Agent or any Lender of any of its rights, legal or equitable, under the Credit Agreement, the other Credit Documents, the Related Agreements or applicable law (other than in respect of the Existing Defaults), all of which are hereby reserved.
ARTICLE 2

AMENDMENT
2.1
Section 1.1 of the Credit Agreement is amended by deleting the definition of “Change of Control” in its entirety and replacing it with the following:

““Change of Control” means, (a) in respect of any Originating Subsidiary, the Borrower shall cease to directly beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of such Originating Subsidiary, (b) in respect of the Borrower, any event, transaction or occurrence as a result of which (i) a Person who on the date hereof is a Control Person of the Borrower ceases to be a Control Person of the Borrower, (ii) a Person who on the date hereof is not a Control Person of the Borrower becomes a Control Person of the Borrower, or (iii) [Redacted – Personal Information] and [Redacted – Personal Information] shall cease to collectively beneficially own and control greater than 6% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Parent, or (c) in respect of the Borrower or any Originating Subsidiary, the Key Employees shall cease to collectively have primary responsibility for the operations of the Borrower or such Originating Subsidiary, provided, however, that if any Key Employee ceases to have primary responsibility for the operations of the Borrower or such Originating Subsidiary due to his termination, resignation, incapacity or death, the Borrower shall be afforded a period of sixty (60) days to procure a satisfactory replacement as determined by the Administrative Agent, provided, however, that if the Borrower is diligently engaged in the process of procuring a replacement Key Employee and requires an additional period to effect same, such sixty (60) day period shall be further extended by an additional sixty (60) days if consented to by the Administrative Agent.”

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ARTICLE 3

affirmation/REPRESENTATION

3.1
Affirmation of Credit Agreement.

Each of the Borrower, the Parent, Carta, each Originating Subsidiary and each Additional Indemnitor hereby expressly affirms all of its obligations and liabilities as set forth in the Credit Agreement and the other Credit Documents and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, guarantees, representations, undertakings, warranties, indemnities, grants of security interests and covenants contained in the Credit Agreement and the other Credit Documents, as such obligations and liabilities may be modified by this Amendment and Waiver, as though the Credit Agreement and the other Credit Documents were being re-executed on the date hereof by each of the Borrower, the Parent, Carta, each Originating Subsidiary and each Additional Indemnitor, except to the extent that such terms expressly relate to an earlier date. Each of the Borrower, the Parent, Carta, each Originating Subsidiary and each Additional Indemnitor hereby represents and warrants that, upon effecting the amendments contemplated by this Amendment and Waiver, each of the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct as if made on the date hereof and that neither the Borrower, the Parent, Carta, nor any Originating Subsidiary or Additional Indemnitor is in breach or default of any of its covenants, undertakings or other obligations under the Credit Agreement (as amended hereby).

ARTICLE 4

conditions precedent
4.1
Conditions Precedent to Effectiveness of this Amendment and Waiver:

This Amendment and Waiver shall become effective as of the first date on which each of the following conditions precedent shall have been satisfied or duly waived:

(a)
the Administrative Agent shall have received a duly executed copy of this Amendment and Waiver;
(b)
the Administrative Agent shall have received an officer’s certificate of the Borrower certifying that attached thereto are true and correct copies of the following documents, and that such documents are in full force and effect, unamended: (A) its constating documents, (B) a certificate of incumbency, and (C) the resolutions evidencing that all necessary action, corporate or otherwise, has been taken by it to authorize the execution, delivery and performance of this Amendment and Waiver;
(c)
the Administrative Agent shall have received certificates of status, good standing, or the equivalent for the Borrower;
(d)
no Default or Event of Default has occurred and is continuing (other than the Existing Defaults) and no Default or Event of Default will exist after giving effect to the amendment and waiver contemplated hereto;

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(e)
all representations and warranties set out in the Credit Documents and this Amendment and Waiver shall be true and correct as if made on and as of the date hereof except for those changes to the representations and warranties which is stated to be made only as of a certain date (and then as of such date).

ARTICLE 5

GENERAL PROVISIONS
5.1
Capitalized words not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
5.2
Except as expressly provided in this Amendment and Waiver, the terms and provisions of the Credit Agreement shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects.
5.3
This Amendment and Waiver may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
5.4
Section headings in this Amendment and Waiver are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
5.5
This Amendment and Waiver shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.
5.6
The amendments to the Credit Agreement contemplated in this Amendment and Waiver shall be deemed to have effect as of the date first above written notwithstanding the date of execution and delivery of this Amendment and Waiver.
5.7
This Amendment and Waiver shall be a Credit Document.
5.8
On or after the date first above written, each reference in the Credit Agreement to “this Agreement” words of like import or in any of the other Credit Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered as of the date first written above.

MOGO FINANCE TECHNOLOGY INC., as Borrower		MOGO FINANCIAL INC., as an Originating Subsidiary
By:	/s/ Gregory Feller	By:	/s/ Erin Feller
	Name:		Name:
	Title:		Title:
By:		By:
	Name:		Name:
	Title:		Title:

MOGO FINANCIAL (B.C.) INC., as an Originating Subsidiary		MOGO FINANCIAL (ALBERTA) INC., as an Originating Subsidiary
By:	/s/ Erin Feller	By:	/s/ Erin Feller
	Name:		Name:
	Title:		Title:
By:		By:
	Name:		Name:
	Title:		Title:

MOGO FINANCIAL (ONTARIO) INC., as an Originating Subsidiary		MOGO INC., as Parent
By:	/s/ Erin Feller	By:	/s/ Gregory Feller
	Name:		Name:
	Title:		Title:
By:		By:
	Name:		Name:
	Title:		Title:

CARTA SOLUTIONS HOLDINGS CORPORATION, as a Guarantor
By:	/s/ Gregory Feller
Name:
Title:
By:
Name:
Title:

Signature Page to Amending Agreement

DB FSLF 50 LLC, as Collateral Agent and Administrative Agent on behalf of itself and the Lenders		FORTRESS LENDING I HOLDINGS L.P., as a Lender By: Fortress Lending Advisors LLC, its investment manager
By:	/s/ Constantine M. Dakolias	By:	/s/ Constantine M. Dakolias
	Name:		Name:
	Title:		Title:
By:		By:
	Name:		Name:
	Title:		Title:

DB FSLF 50 LLC, as a Lender
By:	/s/ Constantine M. Dakolias
Name:
Title:
By:
Name:
Title:

Signature Page to Amending Agreement

SIGNED, SEALED & DELIVERED In the presence of: /s/ Alice Davidson	/s/ David Feller
Witness	David Feller
SIGNED, SEALED & DELIVERED In the presence of: /s/ Alice Davidson	/s/ Gregory Feller
Witness	Gregory Feller

Signature Page to Amending Agreement

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